UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2021

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Item 3.02	Unregistered Sales of Equity Securities.

The terms of the Initial Grant, as defined below in Item 5.02, are incorporated herein by reference. No commissions, underwriting discounts, or similar payments were made in connection with the Initial Grant. The Initial Grant was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. In determining to rely on this exemption, Benefitfocus, Inc. (the “Company”) considered that Mr. Levin is an accredited or sophisticated investor who is familiar with the Company’s operations, the Company did not engage in any general solicitation or advertising in connection with the Initial Grants, and Mr. Levin acquired the shares subject to the Initial Grant without a view to resell or distribute them to others immediately, as demonstrated by the vesting criteria applicable to the Initial Grants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

On May 4, 2021, the Company publicly announced that its board of directors (the “Board”) has appointed Matthew Levin as President and Chief Executive Officer and made him a member of the Board. Mr. Levin’s appointment will be effective on May 10, 2021. Mr. Levin will serve as a Class I director to hold office until the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified and will not serve on any of the Board’s committees.

Prior to joining the Company, Mr. Levin served as Chief Strategy Officer of Automatic Data Processing, Inc., a leading provider of human capital management solutions (“ADP”), from November 2018 until April 2021. Prior to joining ADP, he was a Managing Partner of Psilos Group Managers, a growth equity firm where he specialized in technology-enabled services investments, from January 2017 to October 2018. Prior to joining Psilos Group Managers, he was Executive Vice President and Head of Global Strategy of Aon plc, a leading professional services firm providing a broad range of risk, retirement, and health solutions, from August 2011 to December 2016. Prior to Aon, Mr. Levin served as Senior Vice President of Corporate Development and Strategy for Hewitt Associates, a leader in health, retirement and human capital consulting, and outsourcing services. Mr. Levin holds a master’s degree in business administration from the University of Chicago Booth School of Business and a bachelor’s degree from Northwestern University.

Mr. Levin is 47 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Levin had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On April 29, 2021, Mr. Levin entered into an employment agreement with the Company (the “Levin Employment Agreement”). The Levin Employment Agreement provides that Mr. Levin’s employment is “at will.” His annual base salary is initially $550,000 and he is eligible to participate in the Company’s short-term incentive program, with a target bonus of 100% of his base salary. Mr. Levin received an initial equity grant of 70% restricted stock units (“RSUs”) and 30% performance stock units (“PSUs”) with a total value of $5,000,000, totaling 248,826 RSUs and 106,640 PSUs (the “Initial Grant”). The RSU portion of the Initial Grant vests in four equal annual installments beginning on the first anniversary of Mr. Levin’s start date, which is expected to be May 10, 2021 (the “Start Date”). The PSU portion of the Initial Grant will vest in a single installment if the Company’s closing stock price is at least $23.00 for a period of 20 consecutive trading days occurring after the second anniversary of the Start Date and prior to the fifth anniversary of the Start Date. If this price-based requirement is met before the third anniversary of the Start Date, then the PSU portion of the Initial Grant will vest on the third anniversary of the Start Date, provided that Mr. Levin has remained employed by the Company through such date. If the price-based requirement is met after the third anniversary but prior to the fifth anniversary of the Start Date, then the PSU portion of the Initial Grant will vest on the date the price requirement is met, provided that Mr. Levin has remained employed by the Company through such date. The Initial Grant was made as an inducement grant under NASDAQ Listing Rule 5635(c)(4). Mr. Levin will also receive an annual equity grant for 2021 of 50% RSUs and 50% PSUs with a total value of $2,400,000 (the “Annual Grant”). The RSU portion of the Annual Grant vests in four equal annual installments beginning on the first anniversary of the Start Date. The PSU portion of the Annual Grant vests over four years based on the achievement of certain specified performance metrics for 2021 plus a requirement of continued employment. The Company will pay Mr. Levin’s reasonable expenses associated with commuting to and from the Company’s primary office and will also provide a corporate apartment in Charleston for a period of 18 months, which may be renewed.

If the Company terminates Mr. Levin without cause or he resigns for good reason within 12 months of a change of control of the Company, he will receive an amount equal to two times his then-current base salary plus two times his then-current target bonus, payable over 12 months; COBRA premium support for 12 months; and full vesting of all of his equity awards (with any performance-based vesting component deemed to vest at the target level). If the Company terminates Mr. Levin without cause or he resigns for good reason at any other time, he will receive an amount equal to his then-current base salary plus his then-current target bonus, payable over 12 months; COBRA premium support for 12 months; and additional vesting of all of his equity awards that would have otherwise vested in the 12 months following his termination, except for the Initial Grant, which will vest in full so long as Mr. Levin has completed 12 months of service (and a reduced amount if he has not). All of the separation benefits are conditioned upon Mr. Levin entering into a general release of claims in favor of the Company. Mr. Levin is subject to confidentiality, non-competition and non-solicitation covenants for one year following the termination of his employment.

As of the Start Date, the Company’s current Chief Executive Officer, Stephen M. Swad, will transition to the role of Strategic Advisor to the CEO until September 2, 2021 (the “Separation Date”). Following the Separation Date, Mr. Swad will continue to serve as a Class I director and hold office until the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified. Beginning on the Start Date, Mr. Levin will serve as the Company’s “principal executive officer” for SEC filing purposes. Mr. Swad’s separation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Swad’s separation from our Company as Chief Executive Officer, on May 3, 2021, the Company and Mr. Swad entered into a second amendment to his employment agreement (the “Swad Second Amendment”) originally dated July 2, 2019, and previously amended on August 25, 2020 (the “Original Swad Employment Agreement”). Pursuant to the Swad Second Amendment, following the Separation Date, Mr. Swad will receive separation benefits for being terminated without cause under the Original Swad Employment Agreement, including: (i) continued payment of his base salary for 12 months following the Separation Date; (ii) payment of his 2021 annual bonus on a prorated basis of 75% to align to actual service time; and (iii) COBRA premium support for 12 months following the Separation Date. As of the Separation Date, Mr. Swad will forfeit 75% of the 2021 Long Term Incentive Grant dated April 1, 2021 (“2021 LTI Grant”). Mr. Swad will continue to be eligible to receive 25% of his 2021 LTI Grant to align to actual service time, with the remainder of the 2021 LTI Grant to be comprised of 50% RSUs and 50% PSUs, and will be paid no later than April 1, 2022 based on the Company’s performance against targets in accordance with the Company’s plans, policies and practices. The material terms of Mr. Swad’s previously granted equity awards subject to time-based vesting remain unchanged and will continue to vest for the longer of: (i) his service as a member of the Board, or (ii) for 12-months following the Separation Date. Following the 2023 annual meeting, or earlier removal from the Board without cause or due to a change of control, any remaining unvested equity awards previously granted to Mr. Swad subject to time-based vesting will accelerate and become fully vested. In exchange for these separation benefits, Mr. Swad is entering into a general release of claims in favor of the Company.

The foregoing summary of the material terms of the Levin Employment Agreement and Swad Second Amendment are subject to the full and complete terms of the agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectfully, hereto and are incorporated herein by reference. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated April 29, 2021, by and between Benefitfocus.com. and Matthew Levin.

10.2	Second Amendment to Employment Agreement, dated May 3, 2021, by and between Benefitfocus.com. and Stephen M. Swad.

99.1	Press release dated May 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: May 5, 2021	/s/ Alpana Wegner
Alpana Wegner
Chief Financial Officer